EXHIBIT 10.64

U.S. HOME SYSTEMS, INC. 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

FOR EMPLOYEES

WHEREAS, U.S. Home Systems, Inc. has adopted the U.S. Home Systems, Inc. 2004 Restricted Stock Plan (the “Plan”) to enable employees of U.S. Home Systems, Inc. and its Subsidiaries to acquire shares of common stock $0.001 par value, of U.S. Home Systems, Inc. (“Common Stock”) in accordance with the provisions of the Plan; and

WHEREAS, the Compensation Committee of U.S. Home Systems, Inc. (the “Committee”) has selected Grantee (as designated herein) to participate in the Plan and granted Grantee the right to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement and the Plan;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, U.S. Home Systems, Inc. and Grantee agree as follows:

1. AWARDED SHARES. U.S. Home Systems, Inc., a Delaware corporation (the “Company”), hereby grants to the individual whose name appears below (“Grantee”), pursuant to the provisions of the Plan, as amended from time to time in accordance with its terms, a restricted stock award (this “Award”) of shares (the “Awarded Shares”) of its Common Stock, effective as of the date of grant as set forth below (the “Grant Date”), upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

Grantee:
Address:
Number of Awarded Shares:
Date of Grant:

Vesting of Awarded Shares:	Vesting Date	No. of Awarded Vested Shares	% of Awarded Vested Shares
			25%
			25%
			25%
			25%

Total			100%

2. EFFECT OF THE PLAN. The Awarded Shares granted to Grantee are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such amendment, modification, restatement or supplement unless provided otherwise therein.

3. GRANT. This Award shall evidence Grantee’s ownership of the Awarded Shares. Grantee agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 5 of this Agreement and the restrictions on transfer set forth in Section 6 of this Agreement. Grantee acknowledges that he or she will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award.

The Awarded Shares will be held in custody for Grantee, by the Company or in a book entry account with the Company’s transfer agent, until the Awarded Shares have vested in accordance with Sections 1 and 4 of this Award. Upon vesting of the Awarded Shares, the Company shall deliver or shall instruct its transfer agent to deliver to Grantee all remaining Vested Awarded Shares.

4. VESTING SCHEDULE; SERVICE REQUIREMENT. Except as provided otherwise in Section 5 of this Agreement, the Awarded Shares shall vest if the Grantee does not experience a Termination of Service during the period commencing with the Grant Date and ending with the applicable date that such portion of the Awarded Shares vests (each, a “Vesting Date”). Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares” and Awarded Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.” Subject to the provisions of Section 5 of this Agreement, if the Grantee does not experience a Termination of Service prior to an applicable Vesting Date, twenty-five percent (25%) of the Awarded Shares will vest on the first Vesting Date; an additional twenty-five percent (25%) of the Awarded Shares will vest on the second Vesting Date; an additional twenty-five percent (25%) of the Awarded Shares will vest on the third Vesting Date; and the remaining twenty-five percent (25%) of the Awarded Shares will vest on the fourth Vesting Date, all as set forth on the first page of this Agreement under the heading “Awarded Shares.” If an installment of the vesting would result in a fractional Vested Awarded Share, such installment will be rounded to the next higher or lower Awarded Share, as determined by the Company, except the final installment, which will be for the balance of the Awarded Shares.

5. CONDITIONS OF FORFEITURE.

(a) Upon the Grantee’s Termination of Service (the “Termination Date”) for any or no reason (other than due to Grantee’s death), including but not limited to Grantee’s voluntary resignation or termination by the Company with or without cause before all of the Awarded Shares become Vested Awarded Shares, all Unvested Awarded Shares as of the Termination Date shall, without further action of any kind by the Company or Grantee, be forfeited. Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited Unvested Awarded Shares. Grantee, by his acceptance of the Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

(b) Notwithstanding anything to the contrary in this Agreement, the Unvested Awarded Shares shall become vested (i) on the death of Grantee while Grantee is still an Employee, (ii) in accordance with the provisions of Article 10 of the Plan relating to a Change in Control event, or (iii) or at the direction of the Committee in accordance with the provisions of Section 6.10 of the Plan.

6. NON-TRANSFERABILITY. Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise, except only with respect to a transfer of title effected pursuant to Grantee’s will or the laws of descent and distribution following Grantee’s death. References to Grantee, to the extent relevant in the context, shall include references to authorized transferees. Any transfer in violation of this Section 6 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

7. DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Agreement, Grantee shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of Unvested Awarded Shares, Grantee shall have no further rights with respect to such Unvested Awarded Shares. However, the forfeiture of the Unvested Awarded Shares pursuant to Section 5 hereof shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Unvested Awarded Shares prior to forfeiture.

EXHIBIT 10.64 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES

8. CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Unvested Shares shall be adjusted in accordance with the provisions of Article 9 of the Plan. Any and all new, substituted or additional securities to which Grantee may be entitled by reason of Grantee’s ownership of the Unvested Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Awarded Shares” for purposes of this Agreement.

9. REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Unvested Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall have been so transferred.

10. TAX MATTERS. Grantee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award. Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

11. NON-COMPETITION AND NON-SOLICITATION. Grantee acknowledges that, in the course and as a result of employment with the Company, Grantee will obtain special training and knowledge and will come in contact with the Company’s customers and potential customers, which training, knowledge and contacts would provide invaluable benefits to competitors of the Company. Accordingly, and in consideration of the Company’s agreement to issue Restricted Stock to Grantee hereunder, which Grantee acknowledges is conditioned on the covenants contained herein, Grantee agrees that the Company shall be entitled to exercise the rights specified in Section 16 below if Grantee, either directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, owner, shareholder (other than as a holder of less than 5% of a publicly traded class of securities), officer, director or in any other individual or representative capacity, does any of the following without the prior written consent of the Company:

(a) while Grantee is employed by the Company or within one year after termination:

(i) competes with, or engages in any business that is competitive with, the Company within 100 miles of any location at which Grantee was employed by or provided services to the Company;

(ii) solicits or accepts any business or employment from any person or entity that is, or at any time within the preceding one year was or was solicited to become, a customer of the Company; or

(iii) recruits, hires, or helps anyone to recruit or hire anyone who is, or at any time within the preceding six months was, an employee of the Company; or

(b) discloses to any unauthorized person or entity, or uses, licenses, sells, conveys or otherwise exploits in competition with the Company or otherwise for the benefit of any person or entity other than the

EXHIBIT 10.64 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES

Company, any information proprietary to, used by, or in the possession of the Company and not generally known in the industry which is disclosed to or learned by Grantee while employed by the Company or thereafter, whether or not reduced to writing and whether or not conceived, originated, discovered or developed in whole or in part by Grantee.

If any provision of this Section 11 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory and/or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory and/or scope set forth shall be changed to be the maximum period of time, the largest territory and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

12. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock Award or this Agreement for construction or interpretation.

14. DISPUTE RESOLUTION. Except as provided in Section 16 herein, the provisions of this Section 14 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, then, to the extent applicable, resolution of the dispute shall be determined by arbitration. Any arbitration under this Agreement shall be conducted pursuant to the rules and procedures of the Commercial Rules of the American Arbitration Association. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Arbitration shall be final and binding on the Parties. The Parties are waiving their right to seek remedies in court, including the right to jury trial. Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators’ award is not required to include factual findings or legal reasoning and a Party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited. If such arbitration provision is found inapplicable, then either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

EXHIBIT 10.64 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES

15. NATURE OF PAYMENTS. Any and all grants or deliveries of Awarded Shares hereunder shall constitute special incentive payments to Grantee and shall not be taken into account in computing the amount of salary or compensation of Grantee for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (b) any agreement between the Company and Grantee, except as such plan or agreement shall otherwise expressly provide.

16. INJUNCTIVE REMEDIES. If the Company, in its sole discretion, determines that Grantee has engaged in activities or other acts prohibited by Section 11 herein, and notifies Grantee in writing of such prohibited activities or other act, Grantee hereby agrees that the Company or the affected Subsidiary may, in addition to any remedy which the Company or the affected Subsidiary may have at law or in equity, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin Grantee from engaging in such activities or other acts prohibited by Section 11 herein.

17. PAYMENT OF PAR VALUE. In connection with the issuance of the Awarded Shares pursuant to this Agreement, the Board has determined that the Company has received consideration of not less than the aggregate par value of the Awarded Shares in the form of past or future services rendered by Grantee to the Company and/or one or more Subsidiaries.

18. AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

19. NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 19.

20. COMPLIANCE WITH SECURITIES LAW. Grantee hereby represents and warrants that Grantee has acquired the Restricted Stock for Grantee’s own account and not with a view to any resale or distribution thereof. Grantee agrees that neither he nor any subsequent holder of the Restricted Stock will sell or otherwise transfer any shares of Restricted Stock in any way that may result in a violation of any federal or state securities laws or regulations. Grantee further acknowledges and agrees that the Company may require any subsequent purchaser or other transferee of shares of Restricted Stock that cannot be publicly traded to provide the Company, prior to such sale or other transfer, with such representations, commitments and opinions regarding compliance with applicable securities laws and regulations as the Company may deem necessary or advisable. Grantee further acknowledges that the Company is not obligated to register the Shares under any state or federal securities laws or regulations.

U.S. HOME SYSTEMS, INC.

By:

Title:

Address:

GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S EMPLOYMENT OR AS OTHERWISE PROVIDED IN THIS AGREEMENT. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S EMPLOYMENT. Grantee acknowledges receipt of

EXHIBIT 10.64 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES

a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved, as applicable, in accordance with Sections 14 or 16 of this Agreement. Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED:	SIGNED:
GRANTEE

Address:

EXHIBIT 10.64 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR EMPLOYEES